5390 Triangle Parkway Suite 300
Norcross, GA  30092

EXHIBIT 99.1

Comverge Announces $10 Million Common Stock Purchase Agreement with Aspire Capital Fund, LLC

Norcross, GA, December 1, 2011 - Comverge, Inc. (Nasdaq: COMV), the leading provider of Intelligent Energy Management solutions for Residential and Commercial & Industrial (C&I) customers, today announced that it has entered into a common stock purchase agreement with Aspire Capital Fund, LLC, an Illinois limited liability company, whereby Aspire Capital has committed over the next 2 years to purchase up to $10 million of Comverge common stock based on prevailing market prices over a period preceding each sale.

"This agreement provides us with flexibility to raise capital in modest increments on an as needed basis at our sole discretion, and on reasonable terms," said R. Blake Young, president and chief executive officer, Comverge. “This is an integral part of our overall capitalization strategy and will help fund working capital needs as we continue to execute against our estimated $123 million of 12 month contractual backlog and $541 million of payments from long-term contracts.”

Key aspects of the purchase agreement include:

•	Comverge initiates and controls the timing and amount of any sales of common stock to Aspire Capital.
•	The sale prices will be based on the prevailing market price at the time of each sale.
•	Comverge is not required to sell the entire $10 million of Comverge common stock.
•
There are no limitations on the use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the purchase agreement.

•	Comverge has issued 144,927 shares of its common stock to Aspire as a commitment fee in connection with entering into the purchase agreement.

A more complete and detailed description of the purchase agreement and other related agreements is set forth in the Company's current report on Form 8-K, filed today with the U.S. Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Comverge
With more than 500 utility and 2,100 commercial customers, as well as five million residential deployments, Comverge brings unparalleled industry knowledge and experience to offer the most reliable, easy-to-use, and cost-effective intelligent energy management programs. We deliver the insight and control that enables energy providers and consumers to optimize their power usage through the industry's only proven, comprehensive set of technology, services and information management solutions. For more information, visit www.comverge.com.

About Aspire Capital Fund LLC
Aspire Capital Fund, LLC is an institutional investor based in Chicago, Illinois with a fundamental investment approach. Aspire Capital invests in a wide range of companies and industries emphasizing life sciences, energy and technology companies.

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.   The forward-looking statements in this release are not, and should not be construed as historical facts, do not constitute guarantees of future performance and are based on numerous assumptions that, while believed to be reasonable, may not prove to be accurate. These forward looking statements include successful completion of the offering, including the amount of proceeds that will be generated therefrom and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes, economic and competitive factors, our key strategic relationships, and other risks more fully described in our most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the information or announcements described herein.

For Additional Information
Jason Cigarran
Vice President, Marketing and Investor Relations
Comverge, Inc.
678-823-6784
jcigarran@comverge.com